Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. E32272-P96349 ! ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. HERMAN MILLER, INC. HERMAN MILLER, INC. ATTN: SHAREHOLDER SERVICES 855 EAST MAIN AVENUE ZEELAND, MI 49464-0302 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MLHR17 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Herman Miller, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For address changes and/or comments, please check this box and write them on the back where indicated. Vote on Proposals 1. Director Vote The Board of Directors recommends a vote FOR the listed nominees: TO ELECT FOUR DIRECTORS TO SERVE UNTIL 2020 01) Mary Vermeer Andringa 02) Brenda Freeman 03) J. Barry Griswell 04) Brian C. Walker Vote on Directors The Board of Directors recommends a vote FOR the proposals. The Board of Directors recommends you vote 1 year on the following proposal: 4. Proposal to approve, on an advisory basis, the compensation paid to the Company's named executive officers. 5. Proposal to consider, on an advisory basis, the frequency of future advisory votes on executive compensation. 2. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. 3. Proposal to approve the Fourth Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan. The Proxies will vote the shares in accordance with the directions on this card. If a choice is not indicated, the Proxies will vote the shares "FOR" the nominees, "FOR" proposals 2 through 4 and "1 YEAR" on proposal 5. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! !! ! !! For Against Abstain ! !!! 3 Years1 Year 2 Years Abstain V.1.2 ! !!

E32273-P96349 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. HERMAN MILLER, INC. By signing this card, voting by telephone or voting by Internet, the shareholder appoints Michael A. Volkema and Brian C. Walker, and each of them, Proxies, with full power of substitution, to vote all of the undersigned's shares of Herman Miller, Inc. Common Stock (Common Stock) at the Annual Meeting of Shareholders to be held on Monday, October 9, 2017 at 10:30 a.m. (ET) at www.virtualshareholdermeeting.com/MLHR17, and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. Continued and to be signed on reverse side Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)